UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2009 (August 13, 2009)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 13, 2009, BioCancell Therapeutics, Inc. (“BioCancell”) announced the successful results of an animal trial of the use of BC-819 in mice with lung cancer, in which BioCancell's flagship drug, BC-819, showed efficacy in treating the most common type of lung cancer, Non-Small Cell Lung Cancer (or NSCLC).

In the framework of the trial, mice with lung cancer were treated with a mixture of BC-819 and polyethylenimine (PEI, a substance that aids in cell transfection), that was administered in an aerosol format into the lungs.

The results showed that cancerous growths in the treated mice were significantly smaller than those in a control group. Likewise, treated mice lived longer than those that were not treated.

The trial took place in the University of Munich School of Medicine, in the lab of Dr Carsten Rudolph, an expert in the field of gene therapy. BioCancell will consider further development of BC-819 for this application, as per its available resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: August 13, 2009	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary